VECTOR INTERSECT SECURITY ACQUISITION CORP.
65 Challenger Road
Ridgefield Park, New Jersey 07660

December 10, 2008

Vector Investment Fund LLC
74 Grand Avenue
Englewood, NJ 07631
Attention: Mr. Yaron Eitan
Facsimile:  (201) 541-1084

Re:  Purchase of Note Shares

To Whom It May Concern:

Reference is hereby made to that certain Note Purchase Agreement (the “Purchase Agreement”), dated as of December 10, 2008, by and among Vector Investment Fund LLC, a Delaware limited liability company (the “Seller”), Centurion Credit Group Master Fund L.P., a Delaware limited partnership (“Centurion”), and Vector Intersect Security Acquisition Corp., a Delaware corporation (the “Company”).  Capitalized terms used and not otherwise defined herein shall have the meaning set forth in the Purchase Agreement.

This letter agreement (“Letter Agreement”) is delivered in connection with the closing of the Acquisition.  The parties hereby irrevocably agree that concurrent with the closing of the Acquisition, the Seller shall sell to the Company, and the Company shall purchase from the Seller, upon the terms and subject to the conditions set forth herein, the Note Shares that were acquired by the Seller pursuant to the Purchase Agreement for a purchase price equal to the principal amount of the Note (the “Purchase Price”), which Purchase Price is to be irrevocably paid to the Escrow Agent automatically and without further instruction by the Trustee for the Trust Account upon the closing of the Acquisition, out of funds held in the Trust Fund.  The Purchase Price is to be paid to the Escrow Agent whether or not the Note Shares are delivered to the Company prior to such payment.  Upon the closing of the Acquisition, the Company hereby agrees to pay to the Escrow Agent any interest that may have accrued and be due and payable on the Note.

The Seller hereby represents and warrants that as of the closing of the Acquisition, Seller shall have given instructions and shall have taken any and all action required under applicable law (i) to transfer valid title to the Note Shares to the Company, free and clear of any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest), including, as applicable, delivering to the Company any certificate representing the Note Shares, and (ii) to ensure that upon such transfer by the Seller, the Company will have good and valid title, free and clear of all encumbrances.

Centurion is made a third-party beneficiary of this Letter Agreement with rights of enforcement.

This Letter Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement.  Facsimile copies or other electronic transmissions of signed signature pages will be deemed binding originals.

If the terms of this Letter Agreement are agreeable to you, please sign the following page.

Yours truly,

VECTOR INTERSECT SECURITY
ACQUISITION CORP.

By:
Name: Yaron Eitan
Title: Chief Executive Officer

AGREED AND ACCEPTED:

VECTOR INVESTMENT FUND LLC

By:
Name: Yaron Eitan
Title: Sole Member